Exhibit 10.77

January 9, 2007

SmarTire Systems Inc.
13151 Vanier Place, Suite 150
Richmond, British Columbia
V6V 2J1

Re: Registration rights on financial instruments held by TAIB Bank, B.S.C. (“TAIB”), and Certain Wealth, Ltd (“Certain Wealth”).

The following financial instruments are held by the entities identified below:

Date of Instrument	Financial Instrument	Amount	Held by
October 31, 2006	10% convertible debenture	$1.0 million	TAIB
October 31, 2006	10% convertible debenture	$0.2 million	Certain Wealth

SmarTire Systems, Inc. is required pursuant to the registration rights agreement with TAIB and Certain Wealth to file a registration statement on Form SB-2 with the SEC on or before November 30, 2006. The registration statement was not filed on or before November 30, 2006 resulting in SmarTire Systems, Inc., being in non-compliance with the financial instruments above and all related agreements referenced therein (the “Financial Instruments”).

TAIB and Certain Wealth each hereby agree that an Event of Default (as defined in the applicable Financial Instrument) has not occurred as a result of the registration statement not being filed on or before November 30, 2006, and TAIB and Certain Wealth each hereby waive any and all of their rights under the applicable default provisions of the Financial Instruments and related agreements so long as such registration statement is filed on or before January 10, 2007.

Very truly yours,

TAIB Bank, B.S.C.    Certain Wealth Ltd

/s/ Larry Chaleff                    /s/ Larry Chaleff
By: Larry Chaleff          By: Larry Chaleff
Its:      Its: